Kewaunee Scientific Reports
Results for Fiscal Year and Fourth Quarter

Exchange:    NASDAQ (KEQU)                Contact:    Donald T. Gardner III
                                    704/871-3274

STATESVILLE, N.C. June 25, 2025 – PRNewswire / Kewaunee Scientific Corporation (NASDAQ: KEQU) today announced results for its fourth quarter and its fiscal year ended April 30, 2025.

Fiscal Year 2025 Fourth Quarter Results

Sales during the fourth quarter of fiscal year 2025 were $77,148,000, an increase of 36.1% compared to sales of $56,702,000 from the prior year's fourth quarter. Pre-tax earnings for the quarter were $7,149,000 compared to $1,347,000 for the prior year quarter. Net earnings for the quarter were $4,850,000 compared to net earnings of $11,026,000 for the prior year quarter. Diluted earnings per share were $1.63 compared to diluted earnings per share of $3.71 in the prior year quarter. EBITDA1 for the quarter was $9,671,000 compared to $2,265,000 for the prior year quarter.

The Company’s order backlog was $214.6 million on April 30, 2025, a slight decrease from $221.6 million on January 31, 2025, and an increase from $155.6 million on April 30, 2024.

Prior Year Quarter Non-Recurring Transactions:

During the fourth quarter of the previous fiscal year, two non-recurring transactions were recorded that impacted reported earnings and EBITDA which management believes should be considered when analyzing our financial results for the two most recent fiscal years. First, the Company successfully annuitized its pension obligation, which had been in a frozen state since 2005. Terminating the pension resulted in a one-time, non-cash expense and reduction to EBITDA in the quarter of $4,019,000 and a corresponding one-time book tax benefit related to the Company's release of accumulated tax benefits of $3,870,000. The second non-recurring adjustment related to the partial release of the Company's valuation allowance, resulting in an additional tax benefit of $6,583,000 being recorded during the fourth quarter of the previous fiscal year.

Excluding the two non-recurring transactions, prior year fourth quarter adjusted pre-tax earnings were $5,366,000. Prior year adjusted net earnings were $4,592,000 and prior year adjusted diluted earnings per share was $1.55. Prior year adjusted EBITDA was $6,284,000.

1 EBITDA, Adjusted EBITDA, adjusted net earnings, and adjusted net earnings per share are non-GAAP financial measures. See the tables below for a reconciliation of these non-GAAP measures to the most comparable GAAP measures.

CORPORATE OFFICES ● P. O. BOX 1842, STATESVILLE, NORTH CAROLINA 28687-1842 ● 2700 WEST FRONT STREET, STATESVILLE, NORTH CAROLINA 28677-2927
PHONE 704-873-7202 ● FAX 704-873-1275

Current Quarter Adjustments for Professional and Other Fees Related to the Nu Aire Transaction, Integration, and Purchase Accounting:

Within the fourth quarter of fiscal year 2025, the Company continued to incur costs associated with the acquisition and integration of Nu Aire, Inc. ("Nu Aire") by Kewaunee Scientific Corporation on November 1, 2024. We believe communicating these impacts and reporting adjusted financial metrics for our fourth quarter fiscal year 2025 helps investors better understand our financial performance.

Acquisition, integration, and purchase accounting costs in the aggregate in the fourth quarter of fiscal year 2025 reduced pre-tax earnings by $1,258,000 and reduced EBITDA by $650,000.

After adjusting for these costs, adjusted pre-tax earnings for the quarter were $8,407,000 compared to adjusted pre-tax earnings of $5,366,000 for the prior year quarter, an increase of 56.7%. Adjusted net earnings were $5,814,000 compared to adjusted net earnings of $4,592,000 in the prior year quarter. Adjusted EBITDA for the quarter was $10,321,000 compared to Adjusted EBITDA of $6,284,000 in the prior year quarter. Adjusted diluted earnings per share was $1.95 compared to adjusted diluted earnings per share of $1.55 in the prior year quarter. Further details are presented in the Adjusted Consolidated Statement of Operations Reconciliation schedule.

Fourth Quarter Segment Results and Discussion:

Domestic Segment - Domestic sales for the quarter were $55,490,000, an increase of 54.7% from sales of $35,859,000 in the prior year quarter. Domestic segment net earnings were $5,099,000 compared to $3,410,000 in the prior year quarter. Domestic segment EBITDA was $8,755,000 compared to $5,506,000 for the prior year quarter. Domestic segment sales and profitability improved versus the prior year's fourth quarter, driven by higher manufacturing volumes than the prior period and the incorporation of Nu Aire's results.

International Segment - International sales for the quarter were $21,658,000, an increase of 3.9% from sales of $20,843,000 in the prior year quarter. International segment net earnings were $1,607,000 compared to $1,138,000 in the prior year quarter. International segment EBITDA was $2,427,000 compared to $1,734,000 for the prior year quarter. The impact of customer site delays that have been experienced during the fiscal year decreased in the fourth quarter resulting in an increase in deliveries and billings for the quarter.

Corporate Segment - Corporate segment net loss was ($1,856,000) for the quarter, as compared to net earnings of $6,478,000 in the prior year quarter. Corporate segment EBITDA loss for the quarter was ($1,511,000) compared to corporate segment EBITDA loss of ($4,975,000) for the prior year quarter. As mentioned above, the prior year quarter includes the impact of two non-recurring transactions that increased net earnings in the prior year quarter. Additionally, the current year quarter includes the impacts of professional service and other fees incurred in relation to the acquisition of Nu Aire, Inc., which closed on November 1, 2024, and costs incurred related to Sarbanes-Oxley 404(b) compliance readiness. Excluding these professional and other fees related to the acquisition of Nu Aire, Corporate segment adjusted EBITDA loss for the quarter was ($1,375,000) compared to Corporate segment adjusted EBITDA loss of ($956,000) for the prior year quarter.

"Kewaunee again delivered another strong quarter, closing out fiscal year 2025 on a high note. Our team continues to embrace the momentum we have generated in the market, delivering on our commitments to our customers, which continues to result in Kewaunee being the preferred supplier of choice for customers looking to furnish laboratory spaces," said Thomas D. Hull, III, Kewaunee's President and Chief Executive Officer. "Our strategy to emphasize investments in our product portfolio and manufacturing assets while strengthening our dealer and distribution relationships continues to drive performance improvement."

Fiscal Year 2025 Full Year Results

Sales during fiscal year 2025 were $240,472,000, an increase of 18.0% compared to sales of $203,755,000 from the prior year. Pre-tax earnings for the fiscal year were $14,785,000 compared to pre-tax earnings of $13,119,000 for the prior year. Net earnings for the fiscal year were $11,405,000, compared to net earnings of $18,753,000 for the prior year. Diluted earnings per share was $3.83, as compared to diluted earnings per share of $6.38 in the prior fiscal year. EBITDA for the fiscal year was $21,613,000, compared to $16,646,000 for the prior fiscal year.

Prior Year Non-Recurring Transactions:

As discussed in the Company's fourth quarter results above, two non-recurring transactions were recorded in the prior year fourth quarter that impacted reported earnings and EBITDA. Excluding these two non-recurring prior year fourth quarter transactions, adjusted pre-tax earnings for the prior fiscal year were $17,138,000. Prior year adjusted net earnings were $12,319,000 and prior year adjusted diluted earnings per share was $4.19. Adjusted EBITDA for the prior fiscal year was $20,665,000.

Current Year Adjustments for Professional and Other Fees Related to the Nu Aire Transaction, Integration, and Purchase Accounting:

Kewaunee successfully completed the acquisition of Nu Aire on November 1, 2024, marking a significant milestone in our strategic growth initiatives. During the fiscal year, the Company incurred costs associated with the acquisition and integration of Nu Aire. Fiscal year results were also impacted by purchase accounting related to the write-up of various assets on Nu Aire's books. We believe that communicating these impacts and reporting adjusted financial metrics helps investors better understand our financial performance.

Acquisition, integration, and purchase accounting costs in the aggregate for fiscal year 2025 were a $6,042,000 reduction to pre-tax earnings and a $4,915,000 reduction to EBITDA.

After adjusting for these costs, adjusted pre-tax earnings for the fiscal year was $20,827,000 compared to adjusted pre-tax earnings of $17,138,000 for the prior year, an increase of 21.5%. Adjusted net earnings were $15,992,000 compared to adjusted net earnings of $12,319,000 in the prior year. Adjusted EBITDA for the fiscal year was $26,528,000 compared to Adjusted EBITDA of $20,665,000 in the prior year. Adjusted diluted earnings per share was $5.37 compared to prior year adjusted diluted earnings per share of $4.19. Further details are presented in the Adjusted Consolidated Statement of Operations Reconciliation schedule.

Fiscal Year Segment Results and Discussion:

Domestic Segment - Domestic sales for the fiscal year were $179,398,000, an increase of 30.7% from sales of $137,238,000 in the prior year. Domestic segment net earnings were $15,370,000 compared to $11,808,000 in the prior fiscal year. Domestic segment EBITDA was $25,580,000 compared to $19,146,000 for the prior year. Domestic segment sales and profitability improved versus the prior year as a result of higher manufacturing volumes and the incorporation of Nu Aire's results.

International Segment - International sales for the fiscal year were $61,074,000, a decrease of 8.2% from sales of $66,517,000 in the prior year. International segment net earnings were $2,902,000 compared to $3,055,000 in the prior fiscal year. International segment EBITDA was $4,475,000 compared to $5,715,000 for the prior year. The decrease in International segment profitability year over year was impacted by customer site delays that pushed out the timing of deliveries and billings.

Corporate Segment - Corporate segment net loss was ($6,867,000) for the fiscal year, as compared to net earnings of $3,890,000 in the prior fiscal year. Corporate segment EBITDA loss for the fiscal year was ($8,442,000) as compared to Corporate segment EBITDA loss of ($8,215,000) for the prior year. As discussed above, the prior year results include the impact of two non-recurring transactions that increased net earnings in the prior fiscal year. Additionally, the current fiscal year includes the impacts of professional service and other fees incurred in relation to the acquisition of Nu Aire and costs incurred related to Sarbanes-Oxley 404(b) compliance readiness. Excluding these professional and other fees related to the acquisition of Nu Aire, Corporate segment adjusted EBITDA loss for the fiscal year was ($5,053,000) compared to Corporate segment adjusted EBITDA loss of ($4,196,000) for the prior year.

Consolidated Working Capital Discussion:

Total cash on hand on April 30, 2025 was $17,164,000, as compared to $25,938,000 on April 30, 2024. The decrease in cash was primarily related to the completion of the Nu Aire acquisition, partially offset by overall improved operating performance. Working capital was $64,651,000 on April 30, 2025, as compared to $56,037,000 on April 30, 2024.

The Company had short-term debt of $4,773,000 as of April 30, 2025, as compared to $3,099,000 on April 30, 2024. Long-term debt was $60,730,000 on April 30, 2025, as compared to $28,479,000 on April 30, 2024. The building lease from the Company's December 2021 sale-leaseback transaction accounts for $26,632,000 of the long-term debt on April 30, 2025 and $28,133,000 of the long-term debt on April 30, 2024. Long-term debt, net of the sale-leaseback transaction, was $34,098,000 on April 30, 2025 as compared to $346,000 on April 30, 2024. The Company’s debt-to-equity ratio on April 30, 2025 was 0.99-to-1, as compared to 0.70-to-1 on April 30, 2024. The Company's debt-to-equity ratio, net of the sale-leaseback transaction, on April 30, 2025 was 0.57-to-1, as compared to 0.20-to-1 on April 30, 2024.

"Fiscal year 2025 was marked by exceptional performance from our Kewaunee team," said Thomas D. Hull III, Kewaunee's President and Chief Executive Officer. "The Company delivered excellent financial results and closed the year with a robust and healthy backlog. These results reflect the consistent execution and dedication of our global team. They are also a testament to the valuable support of our channel partners, who bring our solutions to customers across multiple end markets - customers who rely on Kewaunee's portfolio to advance their most critical priorities and create amazing laboratory spaces."

"While our industry has been facing a period of instability driven by geopolitical uncertainty, unclear tariff policies and ongoing supply chain disruptions, Kewaunee has responded with resilience. Kewaunee's culture is one of preparedness and a bias towards action which has enabled us to thrive in the midst of these uncertainties. We have a high performing culture and our teams view uncertainty as opportunity."

"We also have the best channel partners in the business, and our collaborative way of working together is producing results in the marketplace as we continue to win our fair share of projects across all markets we serve. This has never been more evident than in the consistent strength of our backlog in recent fiscal years with strength across most end-markets."

"In November of this past year, Kewaunee took a significant step forward in our growth journey with the acquisition of Nu Aire, Inc., a pioneer in laboratory equipment and biosafety solutions. This move was guided by a clear strategic intent: To bring together two market leaders with complementary strengths, shared values, and a common vision for the future of laboratory innovation. Nu Aire's future is bright and we have never been more excited about the opportunity for Nu Aire to transform the same way Kewaunee has over the past five years."

"As we look forward, we are not standing still and we expect to continue to grow both organically and inorganically. Our culture will continue to be a powerful force, fueling our ability to adapt, grow, and deliver lasting value for our customers, communities, partners, and shareholders. For business owners who care deeply about their legacy, their team, and the future of their company, Kewaunee offers more than capital - we offer stewardship, continuity, and a partner they can trust for the next chapter."

EBITDA and Segment EBITDA Reconciliation

Quarter Ended April 30, 2024	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$3,410	$1,138	$6,478	$11,026
Add/(Less):
Interest Expense	550	23	13	586
Interest Income	—	(211)	(124)	(335)
Income Taxes	875	678	(11,385)	(9,832)
Depreciation and Amortization	671	106	43	820
EBITDA	$5,506	$1,734	$(4,975)	$2,265
Pension Termination Costs	—	—	4,019	4,019
Adjusted EBITDA	$5,506	$1,734	$(956)	$6,284

Quarter Ended April 30, 2025	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$5,099	$1,607	$(1,856)	$4,850
Add/(Less):
Interest Expense	316	5	842	1,163
Interest Income	—	(113)	(6)	(119)
Income Taxes	1,910	825	(533)	2,202
Depreciation and Amortization	1,430	103	42	1,575
EBITDA	$8,755	$2,427	$(1,511)	$9,671
Professional and Other Fees[2]	514	—	136	650
Adjusted EBITDA	$9,269	$2,427	$(1,375)	$10,321

Fiscal Year to Date April 30, 2024	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$11,808	$3,055	$3,890	$18,753
Add/(Less):
Interest Expense	1,574	166	59	1,799
Interest Income	—	(849)	(244)	(1,093)
Income Taxes	3,240	2,935	(12,113)	(5,938)
Depreciation and Amortization	2,524	408	193	3,125
EBITDA	$19,146	$5,715	$(8,215)	$16,646
Pension Termination Costs	—	—	4,019	4,019
Adjusted EBITDA	$19,146	$5,715	$(4,196)	$20,665

Fiscal Year to Date April 30, 2025	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$15,370	$2,902	$(6,867)	$11,405
Add/(Less):
Interest Expense	1,492	71	1,651	3,214
Interest Income	(1)	(550)	(416)	(967)
Income Taxes	4,553	1,632	(2,983)	3,202
Depreciation and Amortization	4,166	420	173	4,759
EBITDA	$25,580	$4,475	$(8,442)	$21,613
Professional and Other Fees[3]	1,526	—	3,389	4,915
Adjusted EBITDA	$27,106	$4,475	$(5,053)	$26,528
2 Professional and other fees incurred during the three months ended April 30, 2025 related to the Company's acquisition of Nu Aire, Inc. ("Nu Aire"), which closed on November 1, 2024, and related purchase accounting
3 Professional and other fees incurred during the twelve months ended April 30, 2025 related to the Company's acquisition of Nu Aire and related purchase accounting

Adjusted Consolidated Statement of Operations Reconciliation

	Three Months Ended April 30,
	As Reported 2025	Professional and Other Fees[4]	Adjusted 2025	Adjusted 2024
Net sales	$77,148	$—	$77,148	$56,702
Cost of products sold	53,110	686	52,424	42,062
Gross profit	24,038	686	24,724	14,640
Operating expenses	15,538	572	14,966	9,082
Operating profit	8,500	1,258	9,758	5,558
Pension expense	—	—	—	(36)
Other (expense) income, net	(188)	—	(188)	430
Interest expense	(1,163)	—	(1,163)	(586)
Profit (loss) before income taxes	7,149	1,258	8,407	5,366
Income tax expense (benefit)	2,202	294	2,496	621
Net earnings (loss)	4,947	964	5,911	4,745
Less: Net earnings attributable to the non-controlling interest	97	—	97	153
Net earnings (loss) attributable to Kewaunee Scientific Corporation	$4,850	$964	$5,814	$4,592

Net earnings (loss) per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$1.70	$0.34	$2.04	$1.61
Diluted	$1.63	$0.32	$1.95	$1.55

	Twelve Months Ended April 30,
	As Reported 2025	Professional and Other Fees[5]	Adjusted 2025	Adjusted 2024
Net sales	$240,472	$—	$240,472	$203,755
Cost of products sold	171,615	1,540	170,075	151,704
Gross profit	68,857	1,540	70,397	52,051
Operating expenses	51,098	4,178	46,920	33,770
Operating profit	17,759	5,718	23,477	18,281
Pension expense	—	—	—	(158)
Other income, net	240	324	564	814
Interest expense	(3,214)	—	(3,214)	(1,799)
Profit (loss) before income taxes	14,785	6,042	20,827	17,138
Income tax expense (benefit)	3,202	1,455	4,657	4,515
Net earnings (loss)	11,583	4,587	16,170	12,623
Less: Net earnings attributable to the non-controlling interest	178	—	178	304
Net earnings (loss) attributable to Kewaunee Scientific Corporation	$11,405	$4,587	$15,992	$12,319

Net earnings (loss) per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$3.98	$1.60	$5.59	$4.28
Diluted	$3.83	$1.54	$5.37	$4.19
4 Professional and other fees incurred during the three months ended April 30, 2025 related to the Company's acquisition of Nu Aire and related purchase accounting, including the estimated tax impact
5 Professional and other fees incurred during the twelve months ended April 30, 2025 related to the Company's acquisition of Nu Aire and related purchase accounting and costs incurred related to the early termination of the Company's Revolving Credit Facility, including the estimated tax impact of both transactions

About Non-GAAP Measures

The Company includes non-GAAP financial measures such as adjusted net earnings and adjusted net earnings per share, in the information provided with this press release as supplemental information relating to its operating results. Adjusted net earnings represents GAAP net earnings adjusted for professional and other fees related to the acquisition of Nu Aire, Inc. and the corresponding tax impact in fiscal year 2025 and GAAP net earnings adjusted for net pension settlement expenses and the impact of a valuation allowance release in fiscal year 2024. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

EBITDA and Segment EBITDA are calculated as net earnings (loss), less interest expense and interest income, income taxes, depreciation, and amortization. Adjusted EBITDA and Adjusted Segment EBITDA are calculated as EBITDA or Segment EBITDA less the impact of the one-time costs incurred for professional and other fees related to the acquisition of Nu Aire, Inc. during FY25 or the pension termination enacted during FY24, as discussed in more detail above. We believe EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA allow management and investors to compare our performance to other companies on a consistent basis without regard to depreciation and amortization or the costs incurred related to the acquisition of Nu Aire, Inc. during fiscal year 2025 or our one-time pension termination transaction executed during fiscal year 2024, which can vary significantly between companies depending upon many factors. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA are not calculations based upon generally accepted accounting principles, and the method for calculating EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA can vary among companies. The amounts included in the EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA calculations, however, are derived from amounts included in the historical consolidated statements of operations. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA should not be considered as alternatives to net earnings (loss) or operating earnings (loss) as an indicator of the Company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity.

About Kewaunee Scientific

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. The Company’s products include steel and wood casework, fume hoods, adaptable modular systems, moveable workstations, stand-alone benches, biological safety cabinets, and epoxy resin work surfaces and sinks. The Company’s corporate headquarters are located in Statesville, North Carolina. Sales offices are located in the United States, India, Saudi Arabia, and Singapore. Three manufacturing facilities are located in Statesville serving the domestic and international markets, and one manufacturing facility is located in Bangalore, India serving the local, Asian, and African markets.

Kewaunee Scientific's newly acquired subsidiary, Nu Aire, is a leading manufacturer of biological safety cabinets, CO2 incubators, ultralow freezers, and other essential laboratory products that complement the Kewaunee Scientific portfolio. Founded in 1971, Nu Aire's headquarters and manufacturing facilities are located in Plymouth, Minnesota, with additional manufacturing capabilities located in Long Lake, Minnesota. The Company also maintains a warehouse partnership in the Netherlands and OEM partnerships in China.

Learn more at the companies' websites, located at http://www.kewaunee.com and http://www.nuaire.com/.

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors that could significantly impact results or achievements expressed or implied by such forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to: our ability to realize the benefits anticipated as a result of the Nu Aire acquisition; competitive and general economic conditions, including disruptions from government mandates, both domestically and internationally, as well as supplier constraints and other supply disruptions; changes in customer demands; technological changes in our operations or in our industry; dependence on customers’ required delivery schedules; risks related to fluctuations in the Company’s operating results from quarter to quarter; risks related to international operations, including foreign currency fluctuations; changes in the legal and regulatory environment; changes in raw materials and commodity costs; acts of terrorism, war, governmental action, and natural disasters and other Force Majeure events. The cautionary statements made pursuant to the Reform Act herein and elsewhere by us should not be construed as exhaustive. We cannot always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements. Over time, our actual results, performance, or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and harmful to our stockholders’ interest. Many important factors that could cause such a difference are described under the caption “Risk Factors,” in Item 1A of our Annual Report on Form 10-K for the most recent fiscal year ended April 30, which you should review carefully, and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. These reports are available on our investor relations website at www.kewaunee.com and on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Kewaunee Scientific Corporation
Condensed Consolidated Statements of Operations
($ and shares in thousands, except per share amounts)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2025	2024	2025	2024
Net sales	$77,148	$56,702	$240,472	$203,755
Cost of products sold	53,110	42,062	171,615	151,704
Gross profit	24,038	14,640	68,857	52,051
Operating expenses	15,538	9,082	51,098	33,770
Operating profit	8,500	5,558	17,759	18,281
Pension expense	—	(4,055)	—	(4,177)
Other (expense) income, net	(188)	430	240	814
Interest expense	(1,163)	(586)	(3,214)	(1,799)
Profit before income taxes	7,149	1,347	14,785	13,119
Income tax expense (benefit)	2,202	(9,832)	3,202	(5,938)
Net earnings	4,947	11,179	11,583	19,057
Less: Net earnings attributable to the non-controlling interest	97	153	178	304
Net earnings attributable to Kewaunee Scientific Corporation	$4,850	$11,026	$11,405	$18,753

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$1.70	$3.86	$3.98	$6.51
Diluted	$1.63	$3.71	$3.83	$6.38
Weighted average number of common shares outstanding
Basic	2,854	2,858	2,862	2,879
Diluted	2,981	2,972	2,979	2,938

Kewaunee Scientific Corporation
Condensed Consolidated Balance Sheets
($ in thousands)

	April 30, 2025	April 30, 2024
Assets
Cash and cash equivalents	$14,942	$23,267
Restricted cash	2,222	2,671
Receivables, less allowances	62,384	45,064
Inventories	32,849	20,679
Prepaid expenses and other current assets	5,966	5,136
Total Current Assets	118,363	96,817
Net Property, Plant and Equipment	23,174	17,649
Right of use assets	12,965	7,454
Deferred income taxes	3,994	7,401
Intangible assets, net	17,831	—
Goodwill	12,487	—
Other assets	5,840	5,445
Total Assets	$194,654	$134,766

Liabilities and Stockholders' Equity
Short-term borrowings	$986	$3,099
Current portion of term loan	2,903	—
Current portion of lease obligations	3,371	2,234
Current portion of financing liability	788	713
Accounts payable	27,033	23,262
Other Current Liabilities	18,631	11,472
Total Current Liabilities	53,712	40,780
Long-term portion of lease obligations	8,946	5,669
Long-term portion of financing liability	26,632	27,420
Long-term portion of seller note	23,537	—
Long-term portion of term loan	10,412	—
Other non-current liabilities	5,170	4,688
Total Liabilities	128,409	78,557
Commitments and Contingencies
Stockholders' Equity:
Kewaunee Scientific Corporation Equity	64,457	54,760
Non-controlling interest	1,788	1,449
Total Stockholders' Equity	66,245	56,209
Total Liabilities and Stockholders' Equity	$194,654	$134,766